                                                                   EXHIBIT 10.38

                             DEMAND PROMISSORY NOTE
                             ----------------------


$ 20,000,000                                                  NEW YORK, NEW YORK
                                                        AS OF DECEMBER 31, 1997

     FOR VALUE RECEIVED, Mtel Latin America, Inc., a Delaware corporation (the "Borrower"), DOES HEREBY PROMISE TO PAY to the order of CREDIT LYONNAIS NEW YORK BRANCH (the "Lender") at its office at 1301 Avenue of the Americas, New York, New York 10019, or such other place as the holder hereof may designate in writing, in lawful money of the United States of America in immediately available funds, ON DEMAND (or if no demand has been made, then on date determined pursuant to Section 3 below), the principal amount of twenty million United States Dollars ($20,000,000), or the principal balance outstanding hereunder pursuant to the terms of a certain Letter Agreement referred to below, and on each Interest Payment Date (as hereinafter defined) interest from the date of first disbursement hereunder on the balance of principal remaining from time to time outstanding at the rate ("Interest Rate") defined in this Note.

1.   Definitions.  For the purposes hereof, the following terms shall have the
     -----------
meanings accorded to them therein:

  "Alternate Base Rate" shall mean for any day, a rate per annum (rounded
   -------------------
upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% or (c) the Base CD Rate in effect for such day plus 1%. For purposes hereof, "Prime Rate"
                                                                    ----------
shall mean the rate of interest per annum announced by the Lender from time to time as its stated rate. For purposes of this Note, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is effective. "Federal Funds Effective Rate" shall
                                         ----------------------------
mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it. "Base CD Rate" shall mean the sum of (a)
                                      ------------
the product of (i) the Average Weekly Three-Month Secondary CD Rate times (ii) Statutory Reserves and (b) the Assessment Rate. "Average Weekly Three-Month
                                                  --------------------------
Secondary CD Rate" shall
-----------------
mean the three-month secondary certificate of deposit ("CD") rate for the most recent weekly period covered therein in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" released in the week during which occurs the day for which the CD rate is being determined. The CD rate so reported shall be in effect, for the purposes of this definition, for each day of the week in which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve for any week, such average rate shall be determined by the Lender on the basis of quotations received by it from three New York City negotiable certificate of deposit dealers of recognized standing on the first Business Day of the week succeeding such week for which such rate information is not published. "Statutory Reserves"
                                                             ------------------
shall mean a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate rates (expressed as a decimal) of (A) basic and supplemental reserve requirements in effect on the date of effectiveness of such Average Weekly Three-Month Secondary CD Rate, as set forth above under Regulation D of the Board of Governors of the Federal Reserve System applicable to certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D) and (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank". If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or Federal Funds Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Lender to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Average Weekly Three-Month Secondary CD Rate shall be effective on the effective date of such change in the CD Rate. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

     "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base
      ------------------------
Rate in accordance with this Note.

     "Basis Point" shall mean 1/100th of 1%.
      -----------

     "Business Day" shall mean any day other than a Saturday, Sunday or other
      ------------
day on which banks in the State of New York are permitted to close; provided,
                                                                    --------
however, that when used in connection with a Eurodollar Loan, the term "Business
-------
Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

     "Eurodollar Loan" shall mean a loan based on the LIBO Rate in accordance
      ---------------
with this Note.

     "Indebtedness" shall mean, at any time and with respect to any Person, (i)
      ------------
indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting accrued expenses and trade payables (payable within 90 days) arising in the ordinary course of business);
(ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under capital leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any claim or litigation and (v) indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an
      ---------------------
Interest Period of one, two or three months, the last day of such Interest Period, and (ii) with respect to any Alternate Base Rate Loan, the last Business Day of each March and June, commencing on the last Business Day of March 1998.

     "Interest Period" shall mean as to any Eurodollar Loan, the period
      ---------------
commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter as the Borrower may elect; provided, however, that (i) if any
                                             --------  -------
Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period may be selected which would end later than the Outside Maturity Date.

     "LIBO Rate" shall mean, with respect to any Interest Period for a
      ---------
Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Lender's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Lender in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Lender, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal

Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar law of any jurisdiction).

     "Loans" shall be loans to the Borrower on any Business Day and from time to
      -----
time on or after the date hereof and prior to the Maturity Date, whether by demand or otherwise, in an aggregate principal amount at any one time outstanding for the Lender which will not exceed U$20,000,000.

     "Margin" shall mean in the case of Alternate Base Rate Loans, 450 Basis
      ------
Points per annum and, in the case of Eurodollar Loans, 550 Basis Points per annum.

     "Outside Maturity Date" shall be the latter of  (i) May 31, 1998 if no
      ---------------------
demand has been made and the Borrower has not yet paid its obligations under certain bridge notes issued by the Borrower to the order of Jacobel S.A., BGH S.A., and Motorola International Development Corporation, in the aggregate amount of US$ 8,000,O00 and due on June 27, 1997 (the "Bridge Notes"), or (ii) September 30, 1998, if the Bridge Notes have been repaid in full by the Borrower on or prior to May 31, 1998.

     "Person" shall mean any natural person, corporation, division of a
      ------
corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledged Joint Venture" shall mean Communicaciones Mtel S.A. de C.V.
      ---------------------

     "Pledged Subsidiary" shall mean Mtel Argentina S.A., Mtel Colombia S.A.,
      ------------------
and Telecommunicaciones SkyTel S.A.

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation
      ----------
(whether now existing or hereafter organized) of which at least a majority of the voting stock having ordinary voting power for the election of directors is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person and (ii) any partnership, joint venture, association or other business entity (whether now existing or hereafter organized) of which more than 50% of the equity interest is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person.

2.   Demand Note.
     ------------

This Demand Note (this "Note") is the Demand Note referred to in that certain Letter Agreement of even date between the Borrower and the Lender (the "Letter Agreement") to which reference is hereby made for the terms and provisions thereof and for additional rights and limitations of such rights of the Borrower and Lender thereunder. The payment of this Note is also secured by other documents, including (i) the pledge agreements executed by the Borrower to pledge to the Lender its shares of each of its Pledged Subsidiaries and Pledged Joint Ventures, (ii) the Letter Agreement, and (iii) said other documents whether now or hereafter executed and delivered to the Lender, together herein referred to as the "Loan Documents". All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents which are to be kept and performed by the Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

3.   Maturity Date
     -------------

The final payment of interest and all principal under this Note, if not sooner paid, shall be paid the earlier of (i) ON DEMAND, or (ii) at the Outside Maturity Date.

4.   Interest.
     ---------

(a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Margin applicable to Eurodollar Loans as in effect from time to time. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the date of any prepayment thereof, at the Maturity Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Lender shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

(b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Margin applicable to Alternate Base Rate Loans. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date, on the date of any prepayment thereof and at the Maturity Date.

(c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or if applicable, converted to a Loan of a different type.

5.   Default Interest.
     -----------------

From and after (i) the occurrence of any failure of the Borrower to pay principal, interest, or both when due hereunder, or under the Letter Agreement, or (ii) any default hereunder or under any of the Loan Document, or (iii) the Maturity Date, whether by demand or otherwise, interest shall accrue on the amount of principal due and outstanding hereunder at the following rates per annum: (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the LIBO Rate plus the margin otherwise then in effect and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the Alternate Base Rate plus the Margin otherwise then in effect.

6.   Continuation and Conversion of Loans.
     ------------------------------------

The Borrower shall have the right, at any time, to convert any Loan or portion thereof to a successive Loan of a different interest rate type or to continue any Eurodollar Loan for a successive Interest Period, subject to the following:

(a) the Borrower shall give the Lender prior notice of each continuation or conversion hereunder, of at least three (3) Business Days for continuation as, or conversion to, a Eurodollar Loan and one (1) Business Day for conversion to an Alternate Base Rate Loan; such notice shall be irrevocable and to be effective, must be received by the Lender no later than 11:00 a.m., New York City time on the day required;

(b) no Alternate Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to the Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods commencing or ending on different dates shall be counted as different Loans);

(c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be $1,000,000 or such greater amount which is an integral multiple of $500,000;

(d) accrued interest on a Eurodollar Loan (or portion thereof) being converted to an Alternate Base Rate Loan shall be paid by the Borrower at the time of conversion;

(e) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of continuation or conversion;

(f) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 7 hereunder shall be paid upon such conversion; and

(g) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period.

7.   Reimbursement of Lender.
     ------------------------

The Borrower shall reimburse the Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment or conversion (for any reason) of any Eurodollar Loan required or permitted under this Note, if such Loan is prepaid or converted other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice under the Section 6 (a) in respect of Eurodollar Loans, such Loan is not made on the first day of the Interest Period specified in such notice for any reason other than (I) a suspension or limitation of the right of the Borrower to select a Eurodollar Loan or (II) a breach by the Lender of its obligation hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to this Note, excluding the Margin, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan so continued or converted during the period referred to above. The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by the Lender, which certificates shall be conclusive absent manifest error.

All payments on account of the indebtedness evidenced by this Note shall be applied first to the payment of all fees and expenses, including collections costs, and then to the payment of any fees or sums due to the Lender under any of the other Loan Documents, next toward payment of interest due on the unpaid principal balance hereof and the remainder, if any, to the principal due hereunder.


8.   Payment On Demand.
     ------------------

(a) IT IS HEREBY EXPRESSLY AGREED by the Borrower that time is of the essence hereof, and should any default be made by the Borrower in the payment of any amounts due and payable under the terms of this Note or any of the other Loan Documents or in the performance or observance of non-monetary obligations under the terms of any of the Loan Documents after the expiration of any applicable notice or grace period, then at the option of the Lender or the holder hereof, and without notice, the entire unpaid balance of said sums due by the Borrower hereunder or under the provisions of any of the other Loan Documents shall, without further notice to the Borrower, become due and payable within two days.

(b) NOTWITHSTANDING anything in this Note to the contrary, it is expressly understood and agreed by the Borrower that Lender, at any time and without reason may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference herein or in the Letter Agreement to a default or an event of default. It is expressly agreed by the Borrower that Lender may exercise its demand rights hereunder whether or not an event of default has occurred hereunder or under any of the other Loan Documents.

9.   Affirmative Covenants.
     ----------------------

The Borrower hereby covenants that, from and after the date hereof and so long as this Note remain outstanding, it shall deliver such audited financial statements and other information, as the Lender may reasonably request.

10.  Negative Covenants.
     -------------------

The Borrower hereby covenants that so long as any amount shall remain outstanding under this Note, the Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

10.1  Limitation on Indebtedness.
      --------------------------

Incur, assume or suffer to exist any Indebtedness except:

(a)  Indebtedness hereunder;

(b) Indebtedness of the Borrower and any of the Borrower's Subsidiaries, which Indebtedness is in existence on the date hereof and listed on Schedule 1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms;

(c) purchase money Indebtedness (including Capital Leases) not exceeding $1,000,000 in aggregate and any one time outstanding; and

(d)  intercompany loans and advances from the Borrower to its Subsidiaries.

10.2  Limitations on Liens.
      --------------------

Suffer any Lien on its property, except:

(a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and material men and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

(b) purchase money Liens granted in connection with the incurrence of Indebtedness permitted by this Section 10.1(c), to the vendor or Person financing the acquisition of property, plant or equipment if (i) such Lien is limited to the specific assets acquired or, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Note;

(c) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced

(unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

(d) Liens securing the Indebtedness evidenced hereby or other Indebtedness owing to the Lender.

(e) rights of first offer or similar rights granted in connection with the equity interests of a Subsidiary or a Joint Venture.

10.3 Limitations on Sale of Assets.
     -----------------------------

Enter into any transactions out of the ordinary course of business whereby the Borrower or any Subsidiary of the Borrower sells or transfers essentially all of its right, title and interest in any assets, except for the sale of the stock held by the Borrower in the Subsidiary in Puerto Rico and in the Joint Venture in Peru for fair market value.

10.4 Management Fees.
     ---------------

The Borrower and its Subsidiaries will not pay any management fees or similar fees to Mobile Telecommunication Technologies Corp. or any of its Subsidiaries, other than an amount, not to exceed U$4,500,000 in respect to 1997.

10.5 Intercompany Investment.
     -----------------------

To the maximum extent permitted by applicable law, any additional investment made by the Borrower in any of its Subsidiaries after the date hereof shall be made in the form of an intercompany loan or advance.

11.  Remedies.
     ---------

The remedies of the Lender or the holder hereof as provided in this Note, the Letter Agreement, and any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower, or any other security at the sole discretion of the Lender or the holder hereof.

12.  Change in Circumstances.
     ------------------------

In the event that after the date hereof any change in any applicable law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any governmental authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

     (i) subject the Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of the Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Lender is incorporated, in which the Lender is located, managed or controlled or in which the Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of the Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

     (ii) except as expressly provided in (i) above, change the basis of taxation of any payment to the Lender of principal of, or any interest on, any Eurodollar Loan; or

     (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Lender with respect to any Eurodollar Loan; or

     (iv) except as expressly provided in (i) above, impose upon the Lender or the London Interbank Market any other condition with respect to any Eurodollar Loan or this Note;

and the result of any of the foregoing shall be to increase the actual cost to the Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Lender, or to require the Lender to make any payment in connection with any Eurodollar Loan, in each case by or in an amount which the Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Lender, such amounts as shall be necessary to compensate the Lender for such cost, reduction or payment.

13.  Waiver.
     ------

(a) The Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification, granted or consented to by the Lender or holder hereof.

(b) The Lender or any holder hereof shall not by any act or omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

14.  Assignments.
     -----------

In order to facilitate partial assignments of the indebtedness evidenced hereby, the Lender may exchange this Promissory Note for, and the Borrower will, upon request of the Lender, issue one or more promissory notes in an aggregate principal amount equal to the stated principal amount hereof and in the same form as this Note with such modifications as the Lender may reasonably request in order to reflect the fact of such assignment.

15.  Costs.
     -----

If at any time or times hereafter Lender or the holder of this Note employs counsel for advice with respect to this Note or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Note, or attempt to collect this Note from or to enforce this Note against the Borrower, then, in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall be an additional liability owing hereunder by the Borrower to Lender or the holder of this Note and shall be payable on demand and shall bear interest at the default interest rate set forth hereunder from the date of such demand.

16.  GOVERNING LAW.
     -------------

THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDING ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS, AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE BORROWER AND LENDER EACH WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO
                                                  --------------------
OBJECT TO VENUE TO THE EXTENT ANY

PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PROVISION. THE BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Note has been executed as of the day and year first above written.

                              MTEL LATIN AMERICA, INC.
                                    By: /s/ John E. Welsh, III
                                       -----------------------------
                                    Title: Acting President and
                                             Chief Operating Officer

                                   SCHEDULE 1

                             Existing Indebtedness
                             ---------------------


                                                         Outstanding as of
Obligor                              Payee               December 31, 1997
--------------------------  ------------------------     -----------------
Mtel Latin America, Inc.    Credit Lyonnais New York       6,500,000.00
                            Branch

Mtel Latin America, Inc.    BGH S.A.                       4,508,800.00

Mtel Latin America, Inc.    Motorola International         3,200,000.00
                            Development Corporation

Mtel Latin America, Inc.    Jacobel S.A.                     291,200.00

Mtel Argentina              BGH S.A.                       4,508,800.00

Mtel Argentina              Motorola International         3,200,000.00
                            Development Corporation

Mtel Argentina              Jacobel S.A.                     291,200.00
                                                         --------------

Total                                                    $22,500,000.00

                        CREDIT LYONNAIS NEW YORK BRANCH
                          1301 Avenue of the Americas
                              New York, NY  10019



                                                    as of December 31, 1997


Mtel Latin America, Inc.
200 South Lamar Street
Security Centre, South Building
Jackson, Mississippi 39201
Attn.: John E. Welsh

          Re: Credit Facilities
          ---------------------

Credit Lyonnais New York Branch (the "Lender") is pleased to advise you that it has approved your request for a line of credit in the aggregate amount of
U$20,000,000 (the "Line").   Our officers may, at their discretion, make short
term loans to Mtel Latin America, Inc. (the "Borrower") in accordance with the terms of this Letter, the form of demand promissory note attached hereto as
Exhibit I (the "Demand Note") and such other terms as are mutually agreed between us from time to time. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Demand Note.

1.   The Line:
     ---------

Loans under this Line are intended to be used only to meet the normal short term working capital needs of the Borrower, including the refinancing of outstanding bridge loans and will not be used to finance any acquisitions. The Loans under this Line shall bear interest at the rate agreed upon between us under the attached Demand Note. Subject to the terms of section 2.1 hereof, the initial loan to the Borrower shall be limited to U$7,500,000. Availability of credit to the Borrower under this Line shall be subject to the satisfaction of the conditions under section 2 hereof.

Loans provided under this Line shall be evidenced by the Demand Note, in the principal amount of the Line, bearing interest at the interest rate defined in the Demand Note. This Line expires on September 30, 1998, unless earlier terminated by Lender in its discretion.

2.   Conditions Precedent:
     ---------------------

2.1 As this line of credit is not a commitment, Borrower's initial request for a loan is subject to the satisfaction of the following conditions:

(a) the Lender shall have been received (i) a copy of the pledge agreement duly executed by the Borrower confirming the pledge of the shares of Mtel Argentina S.A. held by the Borrower, (ii) a certificate of the Secretary of Mtel Argentina S.A. confirming that the pledge has been duly registered in the stock registry book of Mtel Argentina S.A.;

(b) the Lender shall have received from Skadden, Arps, Slate, Meagher & Flom, an opinion in form and substance reasonably satisfactory to the Lender; and

(c) the Lender shall have received from Marval, O'Farrell & Mairal, an opinion in form and substance reasonably satisfactory to the Lender.

2.2 Any further loans requested by the Borrower are subject to the satisfaction of the following conditions:

(a) the Lender shall have received a valuation report from Dillon, Read & Co., Inc. addressed to the board of directors of the Borrower confirming the going-concern value of the Borrower in form and substance satisfactory to the Lender.

(b) the Lender shall have received confirmation that the pledge of the stock held by the Borrower in each of its Pledged Subsidiaries or Joint Ventures was perfected, including, (i) a copy of all the pledge agreements executed by the Borrower to pledge to the Lender its shares of each of its Pledged Subsidiaries and Joint Ventures; and (ii) a certificate of the Secretary of each of the Pledged Subsidiaries and Joint Ventures confirming that the pledge has been duly registered in the stock registry book of such Pledged Subsidiary or Joint Venture or duly noted on the relevant share certificates;

(c) the Lender shall have received written opinions, in form and substance reasonably satisfactory to it, of the local counsel to the Borrower in Mexico, Venezuela and Colombia; and

(d) the execution and deliver by the Borrower of such documentation as the Lender deems appropriate.

3.   Representations of Borrower:
     ----------------------------

The Borrower represents and warrants to the Lender that the execution, delivery and performance by the Borrower of its obligations under this Facility Letter and the Demand Note do not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation or By-laws of the Borrower, (ii) any lease, indenture, instrument or other agreement to which the Company or any of its subsidiaries or its property is subject, (iii) any rule, law or regulation to which the Borrower is subject, or
(iv) any judicial or administrative order or decree of any governmental authority.

4.   Facility Fee:
     -------------

The Borrower agrees to pay to the Lender (i) upon the acceptance hereof the amount of US$150,000 and (ii) the amount of US$150,000 if and when the Borrower borrows more than US$10,000,000 or the Lender syndicates the facility to another financial institution.

5.   Acceptance:
     -----------

If the foregoing is acceptable, please so indicate by signing and returning this letter to us with the payment of US$150,000 not later than December 31, 1997.

                                    Very truly yours,


                               CREDIT LYONNAIS NEW YORK BRANCH
                               By: /s/ Richard Teitelbaum
                                  -----------------------------
                               Name:   Richard Teitelbaum
                               Title:  Vice President

Agreed and accepted this
31st day of December, 1997

               MTEL LATIN AMERICA, INC.
               By: /s/ John E. Welsh, III
                  ---------------------------
               Name:   John E. Welsh, III
               Title:  Acting President and
                         Chief Operating Officer


                                       3